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                                                                    Exhibit 10.1


                      Description of Amendment to TARSAP II

                                  July 26, 2000



         This exhibit describes the amendment to the Company's Time Accelerated Restricted Stock Award Program (TARSAP II) approved July 26, 2000:

         1. The Program was changed to a six year program with final longevity vesting on January 2, 2007, based on continued active employment.

         2. The Program's accelerated vesting schedule was modified to remove the potential performance vesting for the year 2006.

         3. The Program was clarified to provide that if a change in control occurred while a participant was on salary continuation, the participant would only receive the next vesting installment not otherwise earned.